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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Kirk E. Gorman                                       September 26, 2001
         Chief Financial Officer
         (610) 768-3300


                 UNIVERSAL HEALTH SERVICES, INC. ANNOUNCES FULL
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                    REDEMPTION OF $135 MILLION SENIOR NOTES
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     KING OF PRUSSIA, PA -- Universal Health Services, Inc. (NYSE: UHS)
announced that notice has been given to the holders of the Company's $135,000,000, 8 3/4% Senior Notes due August 15, 2005 (CUSIP No. 913903AG5) that on October 9, 2001, all outstanding Bonds will be fully redeemed at a redemption price of 101.132%.

     Universal Health Services, Inc. is one of the nation's largest hospital companies, operating in 22 states, Washington, D.C., Puerto Rico and France. It acts as the advisor to Universal Health Realty Income Trust (NYSE: UHT), a real estate investment trust.

     Certain statements in this release may constitute forward-looking statements that are subject to various risks and uncertainties as discussed in the Company's filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company's assessment of these risks and uncertainties changes.


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